                                        UNIFIED FINANCIAL SERVICES, INC.
                                              EARNINGS PER SHARE

                                                                               3/31/98              3/31/97
                                                                               -------              -------
Net income                                                                   $   278,551          $   (75,138)
Dividends on preferred stock                                                      34,418               34,325
                                                                             -----------          -----------

Results after preferred dividend                                             $   244,133          $  (109,483)
                                                                             ===========          ===========


BASIC
-----
      Weighted average number of common shares outstanding                     1,027,776               50,000

      Common stock shares - private placement                                        640                  -
      Common stock equivalent shares related to Health Financial                                      325,000
      Common stock equivalent shares related to First Lexington                                        80,008
      Common stock equivalent shares related to Resource Benefit Planners         12,000                  -
                                                                             -----------          -----------

            Total weighted average shares                                      1,040,418              455,008
                                                                             ===========          ===========

      Basic earnings per share                                               $      0.23          $     (0.24)
                                                                             ===========          ===========


Fully diluted
-------------
      Weighted average number of common shares outstanding                     1,027,776               50,000
      Common stock equivalent shares related to M.E.R.P.                                              572,768
      Common stock shares - private placement                                      7,200                  -
      Common stock equivalent shares related to Health Financial                                      325,000
      Common stock equivalent shares related to First Lexington                                        80,008
      Common stock equivalent shares related to Resource Benefit Planners         12,000                  -
                                                                             -----------          -----------

            Total weighted average shares                                      1,046,976            1,027,776
                                                                             ===========          ===========

      Fully diluted earnings per share                                       $      0.23          $     (0.11)
                                                                             ===========          ===========